Exhibit 10.4


                                 REVOLVING NOTE


$125,000.00                                                      August 29, 2002
                                                    Jacksonville, North Carolina

         FOR VALUE RECEIVED, the undersigned, PALADYNE CORP., a Delaware corporation ("Paladyne"), E-COMMERCE SUPPORT CENTERS, INC., a North Carolina corporation and a wholly-owned subsidiary of Paladyne ("ECSC") (Paladyne and ECSC, together, are hereinafter referred to as "Maker"), jointly and severally, promise to pay to the order of MARKET CENTRAL, INC., a Delaware corporation (together with its successors and assigns, hereinafter referred to as "Payee"; Payee and any subsequent holder(s) hereof being hereinafter referred to collectively as "Holder"), at the office of Payee at 1150 Hammond Drive, Suite A 1200, Atlanta, Georgia 30328, or at such other place as Holder may designate to Maker in writing from time to time, the principal sum of ONE HUNDRED TWENTY FIVE THOUSAND AND NO/100THS DOLLARS ($125,000.00), or so much thereof as may be disbursed pursuant to the terms and conditions of the Loan Documents (as that term is hereinafter defined), together with interest on so much thereof as is from time to time outstanding and unpaid, at the rate set forth in that certain Loan and Security Agreement, dated even date herewith (the "Loan Agreement"), between Payee and Maker, in lawful money of the United States of America, such principal and interest to be paid in the manner described in Article II of the Loan Agreement.

         It is hereby expressly agreed that should any Default, as defined in the Loan Agreement, occur, then, and in such event, the principal indebtedness evidenced hereby, and any other sums advanced hereunder or under the Loan Documents (as that term is hereinafter defined), or any of them, together with all unpaid interest accrued thereon, shall, at the option of Holder and without notice or demand to Maker, at once become due and payable and may be collected forthwith, regardless of the stipulated date of maturity. In the event that Holder determines in its discretion not to accelerate this Note upon the occurrence of a Default, interest shall accrue on the outstanding principal balance of this Note at the rate equal to two percent (2%) per annum in excess of the then applicable rate hereunder for so long as such Default continues regardless of whether such Default is cured during any applicable cure period. Time is of the essence of this Note. Maker agrees to pay all costs and expenses of collection of the indebtedness evidenced by this Note including reasonable attorney's fees, and other legal and court costs.

         Presentment for payment, demand, protest and notice of demand, dishonor, protest and non-payment and all other notices are hereby waived by Maker. No failure to accelerate the debt evidenced hereby by reason of default hereunder, acceptance of a past due installment, or indulgences granted from time to time shall be construed: (i) as a novation of this Note or as a reinstatement of the indebtedness evidenced hereby or as a waiver of such right of acceleration or of the right of Holder thereafter to insist upon strict compliance with the terms of this Note, or (ii) to prevent the exercise of such right of acceleration or any other right granted hereunder or by the laws of the State of North Carolina; and Maker hereby expressly waives the benefit of any statute or rule of law or equity now provided, or which may hereafter be provided, which would produce a result contrary to or in conflict with the foregoing. No extension of the time for the payment of this Note or any installment due hereunder, made by agreement with any person now or hereafter liable for the payment of this Note, shall operate to release, discharge, modify, change or affect the original liability of Maker under this Note, either in whole or in part, unless Holder agrees otherwise in writing. This Note may not be changed orally, but only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification or discharge is sought.

         The indebtedness evidenced by this Note and the obligations created hereby are secured by the Collateral (as such term is defined in the Loan Agreement), pursuant to the Loan Agreement (the Loan Agreement and all other documents evidencing, securing or in any way relating to the indebtedness evidenced hereby, herein referred to collectively as the "Loan Documents;" some of which Loan Documents were or are to be filed of record in the appropriate public records).

         This Note is to evidence loans now being made by Payee to Maker and/or additional loans to Maker which may be made from time to time by Payee in the future in accordance with the Loan Documents. All such loans shall be evidenced by this Note and shall be subject to its terms.

         This Note is intended as a contract under and shall be construed and enforced in accordance with the laws of the State of North Carolina.

         If from any circumstances whatsoever, fulfillment of any provision of this Note or of any other instrument evidencing or securing the indebtedness evidenced hereby, at the time performance of such provision shall be due, shall involve transcending the limit of validity presently prescribed by any applicable usury statute or any other applicable law with regard to obligations of like character and amount, then the obligation to be fulfilled shall be reduced to the limit of such validity so that in no event shall any action be possible under this Note or under any other instrument evidencing or securing the indebtedness evidenced hereby that is in excess of the current limit of such validity, but such obligation shall be fulfilled to the limit of such validity.

         As used herein, the terms "Maker" and "Holder" shall be deemed to include their respective heirs, successors, legal representatives and assigns, whether by voluntary action of the parties or by operation of law.

                      [Signatures appear on following page]


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


         IN WITNESS WHEREOF, Maker has executed this Note under seal as of the date first above written.

                                 Maker:

                                 PALADYNE CORP.


                                 By:  /s/ Terrence J. Leifheit
                                     ----------------------------------------
                                 Name:    Terrence J. Leifheit
                                 Title:   President and Chief Executive Officer

                                                   [CORPORATE SEAL]

                                 E-COMMERCE SUPPORT CENTERS, INC.


                                 By:  /s/ Terrence J. Leifheit
                                     ----------------------------------------
                                 Name:    Terrence J. Leifheit
                                 Title:   President and Chief Executive
                                          Officer


                                                   [CORPORATE SEAL]


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